Exhibit 99.1

Venu Holding Corporation Announces Pricing of its Initial Public Offering

COLORADO SPRINGS, CO- November 26, 2024 — (BUSINESS WIRE)— Venu Holding Corporation (NYSE American: VENU) (“VENU” or the “Company”), a premier hospitality and live music company dedicated to crafting luxury, experience-driven entertainment destinations, today announced the pricing of its initial public offering of 1,200,000 shares of the Company’s common stock at public offering price of $10.00 per share, for aggregate gross proceeds of $12 million prior to deducting underwriting discounts and other offering expenses. In addition, VENU has granted the underwriters a 45-day option to purchase up to an additional 180,000 shares of common stock to cover over-allotments, if any.

The shares of common stock are expected to begin trading on the NYSE American under ticker symbol “VENU” on November 27, 2024. The offering is expected to close on November 29, 2024, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering to fund the expansion of its business operations, further development of Company services, business promotion activities, and for working capital and general corporate purposes, including general market expansion and due diligence efforts to explore the opening of new restaurant, entertainment, and music venues.

ThinkEquity is acting as sole book-running manager for the offering.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities referred to in this press release, nor will there be any sale of any such securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

A registration statement on Form S-1 (File No. 333-281271) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) and became effective on November 12, 2024. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at https://www.sec.gov.

Source: Venu Holding Corporation

About Venu Holding Corporation

Venu Holding Corporation (“VENU”) (NYSE American: VENU) founded by Colorado Springs entrepreneur J.W. Roth, is a premier hospitality and live music venue developer dedicated to crafting luxury, experience-driven entertainment destinations. VENU’s campuses in Colorado Springs, Colorado, and Gainesville, Georgia, each feature Bourbon Brothers Smokehouse and Tavern, The Hall at Bourbon Brothers, and unique to Colorado Springs, Notes Eatery and the 8,000-seat Ford Amphitheater. Expanding with new Sunset Amphitheaters in Oklahoma and Texas, VENU’s upcoming large-scale venues will host between 12,500 and 20,000 guests, continuing VENU’s vision of redefining the live entertainment experience.

VENU has been recognized nationally by The Wall Street Journal, The New York Times, Denver Post, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. For more information, visit venu.live.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

For media inquiries contact Chloe Hoeft at choeft@venu.live or 719-895-5470